Exhibit 5(a)

Reed Smith LLP 1221 McKinney Street Suite 2100 Houston, Texas 77010 713.469.3800 Fax 713.469.3899

August 28, 2024

Sysco Corporation

1390 Enclave Parkway

Houston, Texas 77077

Ladies and Gentlemen:

We have acted as counsel for Sysco Corporation, a Delaware corporation (the “Company”) and the subsidiaries named in Schedule I hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”), in connection with preparation of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 28, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), relating to securities that may be issued and sold by the Company and the Subsidiaries. The Registration Statement relates to the sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an indeterminate amount of any combination of the Company’s common stock, par value $0.01 per share (the “Common Stock”), preferred stock (the “Preferred Stock”), debt securities, which may be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities”) and which may be convertible into Common Stock, Preferred Stock or other debt securities (collectively, the “Debt Securities”) and guarantees of the Company’s Debt Securities (the “Guarantees”) by the Subsidiaries, to be sold by the Company (the Guarantees collectively with the Common Stock, Preferred Stock and Debt Securities, the “Securities”).

Each series of Senior Debt Securities and the related Guarantees are to be issued under a senior debt indenture dated as of June 15, 1995, as amended and supplemented from time to time (the “Senior Debt Indenture”) among the Company, the Subsidiaries party thereto (or which may be added pursuant to a supplemental indenture, as applicable) and U.S. Bank National Association, as successor trustee (the “Senior Debt Trustee”). Each series of Subordinated Debt Securities and the related Guarantees are to be issued under an Indenture (the “Subordinated Indenture”) among the Company, one or more Subsidiaries (which will be added pursuant to a supplemental indenture, as applicable) and such trustee as shall be named therein (the “Subordinated Trustee,” and together with the Senior Debt Trustee, each a “Trustee”). The Senior Debt Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.” Each Indenture is to be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable, including the certificates of incorporation or certificates of formation of the Company and each of the Subsidiaries, as applicable, and the bylaws or limited liability company agreements of the Company and each of the Subsidiaries, as applicable, in each case as amended to date (the “Charter Documents”).

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. We have also assumed the authority of the signatures of persons signing all documents in connection with which this opinion is rendered, other than the Company and Subsidiaries and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and Subsidiaries. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

For purposes of the opinions set forth below, we have also assumed that:

(i)

the Registration Statement and any amendment thereto (including post effective amendments) will have become effective under the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)

if applicable, a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)

all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the appropriate Prospectus Supplement;

(iv)

the Board of Directors of the Company (or, to the extent permitted by applicable law and the governing documents of the Company, a duly constituted and acting committee thereof) (the “Board”) and the board of directors (or equivalent thereof) of each Subsidiary and the stockholders of the Company will have taken all necessary corporate or limited liability company action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(v)

any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vi)

a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiaries, if applicable, and the other parties thereto (each, a “Purchase Agreement”);

(vii)

all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(viii)

in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents of the Company; there will be sufficient shares of Common Stock or Preferred Stock authorized under such Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;

(ix)

in the case of Preferred Stock, the Board will have taken all necessary corporate action to approve the issuance and terms of the shares of the series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series of Preferred Stock and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series of Preferred Stock with the Secretary of State of the State of Delaware;

(x)

in the case of Debt Securities, (a) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the indenture under which such Debt Securities will be issued, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable; (b) the board of directors (or equivalent thereof) of each Subsidiary, if applicable, will have taken all necessary action (corporate or other organizational) to authorize and establish the terms of the Guarantee included in such Debt Securities, and to authorize the terms of the offering and sale of such Guarantee and related matters; (c) the indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and (d) forms of Debt Securities complying with the terms of the indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such indenture;

(xi)	in the case of a series of Senior Debt Securities, the Senior Trustee is qualified to act as trustee under the Senior Indenture under which such Senior Debt Securities will be issued;

(xii)

in the case of a series of Subordinated Debt Securities, the Subordinated Trustee is qualified to act as trustee under the Subordinated Indenture under which such Subordinated Debt Securities will be issued and an indenture substantially in the form of such Subordinated Indenture will have been duly executed and delivered by the Company, the Subsidiaries and the Subordinated Trustee thereunder;

(xiii)	all Securities and any related contracts, agreements, indentures and instruments will be duly executed and delivered in substantially the form reviewed by us prior to issuance of such Securities;

(xiv)

the Company and its Subsidiaries will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Purchase Agreements or similar agreements, as applicable; and

(xv)

the Securities offered, as well as the terms of each of the Purchase Agreements or similar agreements with respect to any Securities offered, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1.

When, as and if (a) the shares of Common Stock to be offered and sold by the Company have been duly authorized by appropriate corporate or organizational action of the Company and (b) such shares of Common Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.

When, as and if (a) any particular series of Preferred Stock has been duly authorized and established in accordance with applicable law, (b) appropriate corporate or organizational action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (including the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.

When, as and if (a) any Senior Debt Securities have been duly authorized and duly established in accordance with the Senior Debt Indenture and applicable law, (b) appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Senior Debt Securities (and any required amendment or supplement to the Senior Debt Indenture), and (c) the applicable Senior Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Senior Debt Indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the Senior Debt Trustee in accordance with the Senior Debt Indenture, such Senior Debt Securities (including any Senior Debt Securities duly executed and delivered upon the exchange or conversion of Senior Debt Securities that are exchangeable or convertible into another series of Debt Securities, assuming that such Securities have been duly authorized, issued, paid for and delivered) will be validly issued and will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

4.

When, as and if (a) any Subordinated Debt Securities have been duly authorized and duly established in accordance with the Subordinated Debt Indenture and applicable law, (b) appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Subordinated Debt Securities and the Subordinated Debt Indenture and the Subordinated Debt Indenture has been duly executed and delivered in accordance with such authorization, and (c) the applicable Subordinated Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Subordinated Debt Indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the Subordinated Debt Trustee in accordance with the Subordinated Debt Indenture, such Subordinated Debt Securities (including any Subordinated Debt Securities duly executed and delivered upon the exchange or conversion of Subordinated Debt Securities that are exchangeable or convertible into another series of Debt Securities, assuming that such Securities have been duly authorized, issued, paid for and delivered) will be validly issued and will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

5.

When, as and if (i) the Board of Directors or equivalent governing body of each Subsidiary or a duly constituted and acting committee of such board of directors or equivalent governing body or duly authorized officers of each Subsidiary (such board of directors or equivalent governing body, committee or authorized officers being referred to herein as the “Guarantor Authorizing Party”) shall have taken all necessary action to approve the issuance and sale of the Guarantees, the terms of the offering thereof and related matters and (ii) the Guarantees have been issued in accordance with the provisions of the applicable Indenture and in accordance with the terms of an underwriting agreement or other sale agreement approved by the Guarantor Authorizing Party and upon payment of the consideration therein, the due issuance of such Guarantees will constitute valid and binding obligations of such Subsidiaries issuing such Guarantees enforceable against such Subsidiaries in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) other commonly recognized statutory and judicial constraints as to enforceability, including statutes of limitations, and (iv) public policy considerations which may limit the rights of parties to obtain certain remedies.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware and the relevant contract law of the State of New York. We express no opinion as to any other laws, statutes, regulations or ordinances, including federal and state securities (or “blue sky”) laws.

The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change our opinion set forth herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter as Exhibit 5(a) to the Company’s Registration Statement to be filed by the Company with the Commission on the date hereof and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ REED SMITH LLP
REED SMITH LLP

Schedule I

Subsidiary Entities

Exact name of additional registrants	State or other jurisdiction of incorporation or organization
Sysco Albany, LLC	Delaware
Sysco Asian Foods, Inc.	Delaware
Sysco Atlanta, LLC	Delaware
Sysco Baltimore, LLC	Delaware
Sysco Baraboo, LLC	Delaware
Sysco Boston, LLC	Delaware
Sysco Central Alabama, LLC	Delaware
Sysco Central California, Inc.	California
Sysco Central Florida, Inc.	Delaware
Sysco Central Illinois, Inc.	Delaware
Sysco Central Pennsylvania, LLC	Delaware
Sysco Charlotte, LLC	Delaware
Sysco Chicago, Inc.	Delaware
Sysco Cincinnati, LLC	Delaware
Sysco Cleveland, Inc.	Delaware
Sysco Columbia, LLC	Delaware
Sysco Connecticut, LLC	Delaware
Sysco Detroit, LLC	Delaware
Sysco Eastern Maryland, LLC	Delaware
Sysco Eastern Wisconsin, LLC	Delaware
Sysco Grand Rapids, LLC	Delaware
Sysco Gulf Coast, LLC	Delaware
Sysco Hampton Roads, Inc.	Delaware
Sysco Hawaii, Inc.	Delaware
Sysco Indianapolis, LLC	Delaware
Sysco Iowa, Inc.	Delaware
Sysco Jackson, LLC	Delaware
Sysco Jacksonville, Inc.	Delaware
Sysco Kansas City, Inc.	Missouri
Sysco Knoxville, LLC	Delaware
Sysco Lincoln, Inc.	Nebraska
Sysco Long Island, LLC	Delaware
Sysco Los Angeles, Inc.	Delaware
Sysco Louisville, Inc.	Delaware
Sysco Memphis, LLC	Delaware
Sysco Metro New York, LLC	Delaware
Sysco Minnesota, Inc.	Delaware
Sysco Montana, Inc.	Delaware
Sysco Nashville, LLC	Delaware
Sysco North Dakota, Inc.	Delaware
Sysco Northern New England, Inc.	Maine
Sysco Philadelphia, LLC	Delaware
Sysco Pittsburgh, LLC	Delaware
Sysco Portland, Inc.	Delaware
Sysco Raleigh, LLC	Delaware
Sysco Riverside, Inc.	Delaware
Sysco Sacramento, Inc.	Delaware
Sysco San Diego, Inc.	Delaware
Sysco San Francisco, Inc.	California
Sysco Seattle, Inc.	Delaware
Sysco South Florida, Inc.	Delaware
Sysco Southeast Florida, LLC	Delaware

Exact name of additional registrants	State or other jurisdiction of incorporation or organization
Sysco Spokane, Inc.	Delaware
Sysco St. Louis, LLC	Delaware
Sysco Syracuse, LLC	Delaware
Sysco USA I, Inc.	Delaware
Sysco USA II, LLC	Delaware
Sysco USA III, LLC	Delaware
Sysco Ventura, Inc.	Delaware
Sysco Virginia, LLC	Delaware
Sysco West Coast Florida, Inc.	Delaware
Sysco Western Minnesota, Inc.	Delaware